                                                                    EXHIBIT 12.1

     Statement Regarding Computation of Ratio of Earnings to Fixed Charges


                                                                  PREDECESSOR COMPANY
                                                     ---------------------------------------------
                                                                                     PERIOD FROM
                                                       YEAR ENDED DECEMBER 31,     JANUARY 1, 1995
                                                     ---------------------------       THROUGH
                                                      1992      1993      1994     APRIL 20, 1995
                                                     -------   -------   -------   ---------------
                                                         (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Ratio of earnings to fixed charges
Consolidated pretax income from continuing
  operations.......................................  $ 4,346   $   542   $ 8,388           $11,621
Equity pickup of less than 50% owned affiliates....      (26)   (1,149)     (183)             (204)
Interest...........................................    8,189     7,551     6,407             1,665
Interest portion of rental expense.................    2,467     2,753     2,814               692
Amortization of debt financing costs...............      920       933       944               453
                                                     -------   -------   -------           -------
Earnings...........................................  $15,896   $10,630   $18,370           $14,227
                                                     -------   -------   -------           -------
Interest...........................................  $ 8,189   $ 7,551   $ 6,407           $ 1,665
Interest portion of rental expense.................    2,467     2,753     2,814               692
Amortization of debt financing costs...............      920       933       944               453
                                                     -------   -------   -------           -------
Fixed charges......................................  $11,576   $11,237   $10,165           $ 2,810
                                                     -------   -------   -------           -------
Ratio of earnings to fixed charges.................     1.37        --      1.81               5.1
                                                     -------   -------   -------           -------
Deficiency.........................................            $   607



                                                            PERIOD
                                                             FROM
                                                          INCEPTION
                                                           THROUGH       YEAR ENDED      SIX MONTHS
                                                         DECEMBER 31,   DECEMBER 31,       ENDED
                                                             1995           1996       JUNE 30, 1997
                                                         ------------   ------------   -------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Ratio of earnings to fixed charges
Consolidated pretax income (loss) from continuing
  operations...........................................    $12,629        $14,846         $(3,884)
Equity pickup of less than 50% owned affiliates........         --           (713)            470
Interest...............................................     12,905         17,290           9,438
Interest portion of rental expense.....................      1,572          3,107           1,354
Amortization of debt financing costs...................        465            636             348
                                                           -------        -------         -------
Earnings...............................................    $27,571        $35,166         $ 7,726
                                                           -------        -------         -------
Interest...............................................    $12,905        $17,290         $ 9,438
Interest portion of rental expense.....................      1,572          3,107           1,354
Amortization of debt financing costs...................        465            636             348
                                                           -------        -------         -------
Fixed charges..........................................    $14,942        $21,033         $11,140
                                                           -------        -------         -------
Ratio of earnings to fixed charges.....................        1.8            1.7              --
                                                           -------        -------         -------
Deficiency.............................................                                   $ 3,414